FOR IMMEDIATE RELEASE

ARI Network Services, Inc. Announces Fiscal 2015 Second Quarter Results
Quarterly revenue tops $10 million, EBITDA $1.6 million, EBITDA margin 16.1%

Milwaukee, Wis., March 5, 2015 – ARI Network Services, Inc. (NASDAQ: ARIS), an award-winning provider of data-driven software tools and marketing services that help dealers, distributors and manufacturers Sell More Stuff!™, reported financial results today for its fiscal 2015 second quarter ended January 31, 2015.

Highlights for the second quarter of fiscal 2015 included:

•	Revenue was $10.1 million, which compares with $8.1 million for the same period last year and $9.1 million in 1Q15.
•	Operating income was $0.7 million, compared with ($0.6 million) for the same period last year and $0.3 million in 1Q15.
•

EBITDA, a non-GAAP measure, adjusted for non-cash charges, was $1.6 million or 16.1% of revenue. This compares with EBITDA of $0.3 million or 3.2% of revenue in the same period last year and $1.2 million or 13.2% of revenue in 1Q15.

•	Cash generated from operations was $1.1 million, compared with $53,000 for the same period last year and $1.6 million in 1Q15.
•	Total debt (debt from the company’s line of credit, notes payable and capital lease obligations) was reduced by approximately $500,000 in the quarter while increasing cash on hand.

Fiscal Year 2015 Second Quarter Financial
ARI experienced 24.6% revenue growth as it reported revenues of $10.1 million for the second quarter of fiscal year 2015 compared with $8.1 million for the same period last year. Recurring revenues were $9.1 million versus $7.7 million in the same period last year. Recurring revenue comprised 90.2% of total revenue versus 94.7% for the same period last year.

Gross margin for the second quarter of fiscal year 2015 was 81.6% versus 79.3% last year.

Operating income was $670,000 for the second quarter of fiscal year 2015, compared with an operating loss of ($606,000) for the same period last year.

The company reported net income of $260,000 or $0.02 per diluted share for the quarter, compared with a net loss of ($461,000) or ($0.03) per share last year.

The increases in results from operations and net income are attributable to revenue growth combined with cost efficiencies and reductions made in fiscal year 2014, which included a $234,000 charge for termination benefits experienced in the second quarter of fiscal 2014.

Management Discussion
Roy W. Olivier, President and Chief Executive Officer of ARI, commented, “Our results for the second quarter and the mid-point of our fiscal year reflect continued execution against our goals. We achieved high single-digit organic growth and have also grown revenue through our integration of the TCS transaction. As a result, our quarterly revenue topped $10 million for the first time, and we achieved overall revenue growth of 24.6%. In addition, we were able to significantly improve upon both our profit and EBITDA performance from the prior year.”

William Nurthen, Chief Financial Officer, commented, “Our results over the trailing 12 months and for the first six months of fiscal 2015 demonstrate the significant improvements we have made in both profitability and cash flow since the anniversary of the cost reductions we made in January 2014. For the first half of the year, our EBITDA was $2.8 million which compares to $1.2 million for the same period in fiscal 2014, a 132% increase. In addition, in the first two quarters of fiscal 2015, we generated $2.7 million of operational cash flow, which is more than $300,000 in excess of the $2.4 million we generated for all of fiscal 2014.”

Second Quarter Fiscal 2015 Conference Call
ARI will conduct a conference call on Thursday, March 5, 2015 at 4:30 pm ET to review the financial results for the fiscal quarter ended January 31, 2015. Interested parties can access the conference call by dialing 877.359.3639 or 408.427.3725 and referring to conference ID: 74152099. The conference call is also being webcast and is available via the Company’s investor relations website at investor.arinet.com. A replay of the webcast will be archived on the company’s website for 60 days.

Non-GAAP Measures

EBITDA, a non-GAAP measure, is defined as earnings before interest, income taxes, depreciation and amortization. Management believes EBITDA, to be a meaningful indicator of our performance that provides useful information to investors regarding our financial condition and results of operations. While management considers EBITDA to be an important measure of comparative operating performance, it should be considered in addition to, but not as a substitute for, net income and other measures of financial performance reported in accordance with generally accepted accounting principles (GAAP). Not all companies calculate EBITDA in the same manner and the measure as presented may not be comparable to similarly titled measures presented by other companies. A reconciliation of net income to EBITDA can be found at the Company’s investor relations website for all periods presented.

About ARI
ARI Network Services, Inc. (ARI) (NASDAQ: ARIS) offers an award-winning suite of data-driven software tools and marketing services to help dealers, equipment manufacturers and distributors in selected vertical markets Sell More Stuff!™ – online and in-store. Our innovative products are powered by a proprietary data repository of enriched original equipment and aftermarket electronic content spanning more than 17 million active part and accessory SKUs and 750,000 equipment models. Business is complicated, but we believe our customers’ technology tools don’t have to be. We remove the complexity of selling and servicing new and used vehicle inventory, parts, garments and accessories (PG&A) for customers in the automotive tire and wheel aftermarket, powersports, outdoor power equipment, marine, home medical equipment, recreational vehicles and appliance industries. More than 23,500 equipment dealers, 195 distributors and 3,360 brands worldwide leverage our web and eCatalog platforms to Sell More Stuff!™ For more information on ARI, visit investor.arinet.com.

Additional Information

•	Follow @ARI_Net on Twitter: twitter.com/ARI_Net
•	Become a fan of ARI on Facebook: www.facebook.com/ARInetwork
•	Join us on G+: plus.google.com
•	LinkedIn: www.linkedin.com

•	Read more about ARI: investor.arinet.com/about-us

Images for media use only

Roy W. Olivier Hi Res | Roy W. Olivier Low Res

ARI Logo Hi Res|  ARI Logo Low Res

Forward-Looking Statements
Certain statements in this news release contain "forward‐looking statements" regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933. All statements other than statements of historical facts are statements that could be deemed to be forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projects about the markets in which we operate and the beliefs and assumptions of our management. Words such as "expects," "anticipates," “targets,” “goals,” “projects”, “intends,” “plans,” "believes," “seeks,” “estimates,” “endeavors,” “strives,” “may,” or variations of such words, and similar expressions are intended to identify such forward-looking statements. Readers are cautioned that these forward‐looking statements are subject to a number of risks, uncertainties and assumptions that are difficult to predict, estimate or verify. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Such risks and uncertainties include those factors described in Part 1A of the company’s most recent annual report on Form 10‐K, as such may be amended or supplemented by subsequent quarterly reports on Form 10-Q, or other reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward‐looking statements. The forward‐looking statements are made only as of the date hereof, and the company undertakes no obligation to publicly release the result of any revisions to these forward‐looking statements. For more information, please refer to the company’s filings with the Securities and Exchange Commission.

For media inquiries, contact:

Colleen Malloy, Director of Marketing, ARI, +1.414.973.4323, colleen.malloy@arinet.com

Investor inquiries, contact:

Steven Hooser, Three Part Advisors, +1.214.872.2710,  shooser@threepa.com

ARI Network Services, Inc.
Consolidated Statements of Operations
(Dollars in Thousands, Except per Share Data)
Unaudited

Three months ended January 31			Six months ended January 31
2015		2014	2015	2014
Net revenue	$10,139	$8,135	$19,251	$16,295
Cost of revenue	1,862	1,686	3,611	3,246
Gross profit	8,277	6,449	15,640	13,049
Operating expenses:
Sales and marketing	2,668	2,442	5,210	4,899
Customer operations and support	1,871	1,780	3,561	3,391
Software development and technical support (net of capitalized software product costs)	1,072	781	1,944	1,337
General and administrative	1,588	1,713	3,192	3,201
Depreciation and amortization (exclusive of amortization of software product costs included in cost of revenue)	408	339	780	660
Net operating expenses	7,607	7,055	14,687	13,488
Operating income	670	(606)	953	(439)
Other income (expense):
Interest expense	(140)	(78)	(229)	(148)
Loss on change in fair value of stock warrants	—	(10)	—	(32)
Gain on change in fair value of estimated contingent liabilities	—	—	—	26
Other, net	4	7	3	15
Total other income (expense)	(136)	(81)	(226)	(139)
Income before provision for income tax	534	(687)	727	(578)
Income tax expense	(274)	226	(363)	142
Net income	$260	$(461)	$364	$(436)

Weighted-average common shares outstanding:
Basic	14,393	13,184	14,043	13,154
Diluted	14,861	13,184	14,475	13,154
Net income per common share:
Basic	$0.02	$(0.03)	$0.03	$(0.03)
Diluted	$0.02	$(0.03)	$0.03	$(0.03)

ARI Network Services, Inc.
Consolidated Balance Sheets
(Dollars in Thousands, Except per Share Data)

	(Unaudited)	(Audited)
	Jan 31	July 31
	2015	2014
ASSETS
Cash and cash equivalents	$1,688	$1,808
Trade receivables, less allowance for doubtful accounts of $446
and $359 at January 31, 2015 and July 31,2014, respectively	2,557	1,212
Work in process	149	294
Prepaid expenses and other	987	1,030
Deferred income taxes	2,481	2,655
Total current assets	7,862	6,999
Equipment and leasehold improvements:
Computer equipment and software for internal use	2,585	2,382
Leasehold improvements	626	626
Furniture and equipment	2,500	2,327
	5,711	5,335
Less accumulated depreciation and amortization	(3,862)	(3,564)
Net equipment and leasehold improvements	1,849	1,771
Capitalized software product costs:
Amounts capitalized for software product costs	24,184	22,676
Less accumulated amortization	(19,758)	(18,656)
Net capitalized software product costs	4,426	4,020
Deferred income taxes	3,422	3,507
Other long-term assets	115	72
Other intangible assets	7,233	3,612
Goodwill	17,201	12,367
Total non-current assets	34,246	25,349
Total assets	$42,108	$32,348

ARI Network Services, Inc.
Consolidated Balance Sheets
(Dollars in Thousands, Except per Share Data)
	(Unaudited)	(Audited)
	Jan 31	July 31
	2015	2014
LIABILITIES
Current borrowings on line of credit	$750	$—
Current portion of long-term debt	855	675
Current portion of contingent liabilities	668	295
Accounts payable	999	656
Deferred revenue	7,519	7,415
Accrued payroll and related liabilities	1,648	1,336
Accrued sales, use and income taxes	130	123
Other accrued liabilities	543	472
Current portion of capital lease obligations	263	195
Total current liabilities	13,375	11,167
Long-term debt	7,977	3,375
Long-term portion of contingent liabilities	227	153
Capital lease obligations	159	233
Other long-term liabilities	202	214
Total non-current liabilities	8,565	3,975
Total liabilities	21,940	15,142
SHAREHOLDERS' EQUITY
Cumulative preferred stock, par value $.001 per share, 1,000,000 shares authorized; 0 shares issued and outstanding at January 31, 2015 and July 31, 2014, respectively	—	—
Junior preferred stock, par value $.001 per share, 100,000 shares authorized; 0 shares issued and outstanding at January 31, 2015 and July 31, 2014, respectively	—	—
Common stock, par value $.001 per share, 25,000,000 shares authorized; 14,348,815 and 13,506,316 shares issued and outstanding at January 31, 2015 and July 31, 2014, respectively	14	14
Additional paid-in capital	108,638	106,077
Accumulated deficit	(88,500)	(88,864)
Other accumulated comprehensive loss	16	(21)
Total shareholders' equity	20,168	17,206
Total liabilities and shareholders' equity	$42,108	$32,348

ARI Network Services, Inc.

Consolidated Balance Sheets

(Dollars in Thousands, Except per Share Data)

(Unaudited)

	Six months ended January 31
	2015	2014
Operating activities:
Net income	$364	$(436)
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of software products	1,102	962
Amortization of discount related to present value of earn-out	(7)	(8)
Amortization of bank loan fees	18	24
Interest expense related to earn-out payable	28	41
Depreciation and other amortization	778	656
Loss on change in fair value of stock warrants	-	32
Gain on change in fair value of earn-out payable	-	(26)
Provision for bad debt allowance	79	92
Deferred income taxes	314	(144)
Stock based compensation	141	89
Stock based director fees	69	72
Net change in assets and liabilities:
Trade receivables	(842)	(835)
Work in process	145	(26)
Prepaid expenses and other	162	218
Other long-term assets	(112)	(5)
Accounts payable	303	156
Deferred revenue	(144)	(1,048)
Accrued payroll and related liabilities	283	(62)
Accrued sales, use and income taxes	(2)	(13)
Other accrued liabilities	55	288
Net cash provided by operating activities	$2,734	$27
Investing activities:
Purchase of equipment, software and leasehold improvements	(279)	(523)
Cash received on earn-out from disposition of a component of the business	58	37
Cash paid for contingent liabilities related to acquisitions	(250)	(250)
Cash paid for net assets related to acquisitions	(4,200)	(200)
Software developed for internal use	-	(29)
Software development costs capitalized	(718)	(984)
Net cash used in investing activities	$(5,389)	$(1,949)
Financing activities:
Borrowings under line of credit, net	750	$400
Payments on long-term debt	(319)	(224)
Borrowings under long-term debt	2,168	-
Payments of capital lease obligations	(115)	(5)
Proceeds from issuance of common stock	72	141
Net cash provided by financing activities	$2,556	$312
Effect of foreign currency exchange rate changes on cash	(21)	(4)
Net change in cash and cash equivalents	(120)	(1,614)
Cash and cash equivalents at beginning of period	1,808	2,195
Cash and cash equivalents at end of period	$1,688	$581
Cash paid for interest	$176	$150
Cash paid for income taxes	$55	$70

Non-cash investing and financing activities
Issuance of common stock in connection with acquisitions	$1,980	$131
Debt issued in connection with acquisitions	2,933	-
Capital leases acquired in connection with acquisitions	109	-

Issuance of common stock related to payment of contingent liabilities	42	33
Tax benefit of stock options exercised	55	-
Issuance of common stock related to payment of director compensation	69	234
Issuance of common stock related to payment of employee compensation	38	91
Contingent liabilities incurred in connection with acquisition	711	-

Reconciliation of Non-Gaap Measures

Earnings before interest, taxes, depreciation and amortization (EBITDA) for the three, six and twelve months ended
January 31, 2015 and 2014, respectively:

EBITDA:		FY2015	FY2014	FY2015	FY2014	FY2015	FY2014
		Q2	Q2	YTD	YTD	TTM	TTM
Net Income (loss)		$ 260	$ (461)	$ 364	$ (436)	$ 698	$ (1,306)
	Interest	140	78	229	148	367	437
	Amortization of software products	553	518	1,102	962	2,192	1,843
	Other depreciation and amortization	408	339	780	660	1,442	1,322
	Loss on debt extinguishment	-	-	-	-	-	682
	Loss on FMV of Warrant Derivatives	-	10	-	32	(4)	667
	Loss on impairment of long-lived assets	-	-	-	-	35	420
	Income taxes	274	(226)	363	(142)	746	(566)
	EBITDA	$ 1,635	$ 258	$ 2,838	$ 1,224	$ 5,476	$ 3,499

		1/31/15	10/31/14	7/31/14	04/30/14	01/31/14	10/31/13	07/31/13	04/30/13
		Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3
	Quarterly	2015	2015	2014	2014	2014	2014	2013	2013
Net Income (loss)		$ 260	$ 104	$ 174	$ 160	$ (461)	$ 25	$ (299)	$ (571)
	Interest	140	89	70	68	78	70	92	197
	Amortization of software products	553	549	558	532	518	444	429	452
	Other depreciation and amortization	408	372	308	354	339	321	328	334
	Loss on debt extinguishment	0	0	0	0	0	0	0	682
	Loss on FMV of Warrant Derivatives	0	0	0	(4)	10	22	635	0
	Loss on impairment of long-lived assets	0	0	35	0	0	0	0	420
	Income taxes	274	89	230	153	(226)	84	314	(738)
	EBITDA	$ 1,635	$ 1,203	$ 1,375	$ 1,263	$ 258	$ 966	$ 1,499	$ 776

	Trailing 12 months (TTM)
Net Income (loss)		$ 698	$ (23)	$ (102)	$ (575)	$ (1,306)	$ (841)	$ (753)	$ 58
	Interest	367	305	286	308	437	628	626	608
	Amortization of software products	2,192	2,157	2,052	1,923	1,843	1,789	1,741	1,693
	Other depreciation and amortization	1,442	1,373	1,322	1,342	1,322	1,322	1,281	1,245
	Loss on debt extinguishment	0	0	0	0	682	682	682	682
	Loss on FMV of Warrant Derivatives	(4)	6	28	663	667	657	635	0
	Loss on impairment of long-lived assets	35	35	35	0	420	420	420	420
	Income taxes	746	246	241	325	(566)	(1,175)	(1,133)	(1,605)
	EBITDA	$ 5,476	$ 4,099	$ 3,862	$ 3,986	$ 3,499	$ 3,482	$ 3,499	$ 3,101

Management believes EBITDA is helpful in understanding period-over-period operating results separate and apart from non-operating expenses and expenses pertaining to prior period investing activities, particularly given the Company’s significant investments in capitalized software and its continuing efforts in completing acquisitions, which typically result in significant depreciation and amortization expense in subsequent periods.  The Company uses EBITDA as a factor in evaluating potential acquisition targets and analyzing the pro forma impact of the acquisition on the Company.  However, EBITDA has significant limitations as an analytical tool and should only be used cautiously in addition to, and never as a substitute for, operating income, cash flows or other measures of financial performance prepared in accordance with generally accepted accounting principles and may not necessarily be comparable to similarly titled measures of other companies.